EX-99.CERT

Exhibit 10(b)(1)

         I, Robert H. Steers, certify that:

         1. I have reviewed this report on Form N-CSR of Cohen & Steers Institutional Realty Shares, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.


                  Date: February 26, 2003

                                /s/ Robert H. Steers
                                --------------------
                                Robert H. Steers
                                Chairman, Secretary and
                                principal executive officer